Registration No. 333-179765

As filed with the Securities and Exchange Commission on August 15 , 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________

AMENDMENT 3 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

US PARTS ONLINE INC.

 (Exact name of Registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	3714 (Primary Standard Industrial Classification Number)	39-2078722 (IRS Employer Identification Number)

Dmitrijs Podlubijs

US Parts Online Inc.

 2360 Corporate Circle Suite 400, Henderson NV 89074

(678) 804-8036

 (Address, including zip code, and telephone number,

including area code, of agent for service)

______________________________

Copies to:

J.M. Walker & Associates

Attorneys At Law

7841 South Garfield Way

Centennial, CO 80122

Phone 303-850-7637

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [x]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	8,000,000	$0.01	$80,000	$9.17

(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Preliminary Prospectus Dated August 15, 2012   Subject to Completion

US PARTS ONLINE INC.

Up to a Maximum of 8,000,000 Common Shares

At $0.01 per Common Share

This is the initial offering of common stock of US Parts Online Inc. and no public market currently exists for the securities being offered.

We are offering for sale up to a maximum of 8,000,000 common shares at a fixed price of $.01 per common share. There is no minimum offering amount or minimum investment amount. We will retain the proceeds from the sale of any of the offered common shares.

Subscriptions are irrevocable. Investors cannot withdraw funds once invested and will not receive a refund.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-

have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

-

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-

submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

-

 disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

No arrangements have been made to place funds into escrow or any similar account.  Dmitrijs Podlubijs, an officer and director of US Parts Online Inc. intends to sell the common shares directly.  No commission or other compensation related to the sale of the common shares will be paid to Mr. Podlubnijs. The intended methods of communication include, without limitations, telephone, and personal contact.

We will not conduct the offering in the U.S.A. We may conduct our offering in any other country except U.S.A.

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses
Common Stock	$0.01	Not Applicable	$80,000
Total	$0.01	Not Applicable	$80,000

US Parts Online Inc. is a development stage company and currently has limited operations.  Any investment in the shares offered herein involves a high degree of risk.  You should only purchase common shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Our cash balance is $423 as of August 15, 2012. Our monthly burn rate is approximately $5,975. This is a simple monthly estimate of expenses which includes all the expenses described in our full plan of operations, divided by 12 months. The present capital will not be sufficient to fund our operation for any period of time at this burn rate.

Based on 5,000,000 common stock outstanding and the proposed offering price of $0.01, our implied aggregate market value is $50,000.  Our total stockholders’ deficit balance as of our most recent balance sheet date is -$2,676.

The offering will commence on the effective date of this prospectus and will terminate on or before May 31, 2013. In no event will the offer be extended beyond May 31, 2013. In our sole discretion, we may terminate the offering before all of the common shares are sold.

There is no market for our securities.  Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

Consider carefully the risk factors beginning on page 9 in this prospectus

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 15, 2012

TABLE OF CONTENTS

Prospectus Summary	6
Risk Factors	9
Forward-Looking Statements	21
Source and Use of Proceeds	22
Determination of Offering Price	22
Dilution	23
Management's Discussion and Analysis of Financial Condition and Results of Operations	24
Description of Business	30
Directors, Executive Officers, Promoter and Control Persons	37
Executive Compensation	38
Certain Relationships and Related Transactions	39
Security Ownership of Certain Beneficial Owners and Management	39
Plan of Distribution	40
Description of Securities	44
Indemnification for Securities Act Liabilities	45
Experts	45
Legal Proceedings	45
Legal Matters	45
Where You Can Find More Information Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	46 46
Index to the Financial Statements	47

PROSPECTUS SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 9 and the financial statements.

General

US Parts Online Inc. was incorporated under the laws of the state of Nevada on October 17, 2011.

Our principal executive offices are located at 2360 Corporate Circle Suite 400, Henderson NV 89074.  Our phone number is (678) 804-8036

Operations

We are a development stage company, formed to resell used and brand new auto parts.

We plan on reselling auto parts from USA based vendors to European market via an internet shop. We have developed our business plan, purchased some inventory and executed an agreement with LT United Inc.

We anticipate that we will derive our income from buying auto parts at discounted prices and resell it via an internet shop with product to be delivered by mail. We do not anticipate earning revenues until such time as we enter into commercial operation.  Since we are presently in the development stage of our business, we can provide no assurance that we will successfully assemble, construct and sell any products or services related to our planned activities.

From inception until the date of this filing, we have had no revenues and very limited operating activities.  Our financial statements from inception October 17, 2011

through May 31, 2012, report no revenues and a net loss of $7,676.   Our independent registered public accounting firm has issued an audit opinion for US Parts Online Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Market for our common stock.

Our common stock is not quoted on a market or securities exchange.  We cannot provide any assurance that an active market in our common stock will develop.  We intend to quote our common shares on a market or securities exchange.  Based on 5,000,000 common stock outstanding and the proposed offering price of $0.01, our implied aggregate market value is $50,000.  Our total stockholders’ equity balance as of August 15 , 2012 is -$2 , 676.

Common Shares being sold in this offering:	8,000,000 shares of common stock
Terms of Offering

This is a self-underwritten public offering with no minimum purchase requirement.  Common shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering.  We do not have an arrangement to place the proceeds from this offering in an escrow, trust or similar account.  Any funds raised from the offering will be immediately available to use for our immediate use.

Price Per Share:	$0.01
Duration of the Offering:

The offering will commence on the effective date of this prospectus and will terminate on or before August 15, 2013.  In our sole discretion, we may terminate the offering before all of the common shares are sold.

Use of proceeds	We will use the net proceeds of this offering to develop and maintain our website, purchase inventory and tools and to advertise.
Securities Issued and Outstanding:	5,000,000 shares of common stock

RISK FACTORS

Our business is subject to numerous risk factors, including the following.

Risks Associated with Our Business

1.  We are a development stage company but have not yet commenced significant operations.  We expect to incur operating losses for the foreseeable future.  Potential investors have a high probability of losing their entire investment.

We were incorporated on October 17, 2011 and, to date, have been involved primarily in organizational activities.  We have not yet commenced business operations. Further, we have not yet fully developed our business plan, or our management team, nor have we targeted or assembled any real or intangible property rights. Accordingly, we have no way to evaluate the likelihood that our business will be successful.

We have not earned any revenues as of the date of this prospectus.  Potential investors should be aware of the difficulties normally encountered by new internet sales companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake.

These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates.

Prior to having an inventory of auto parts to sell, we anticipate that we will incur increased operating expenses without realizing any revenues.  We expect to incur significant losses into the foreseeable future.  We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

2.  We have yet to earn revenue and our ability to sustain our operations is dependent on our ability to raise financing.  As a result, there is substantial doubt about our ability to continue as a going concern.

We have accrued net losses of $7,676 for the period from our inception on October 17, 2011 to May 31, 2012, and have no revenues to date.  Our future is dependent upon our ability to obtain financing and upon future profitable operations from our acquisition development, and management of real and intangible property and the provision of expertise.

Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. Sadler, Gibb & Associates, our independent registered public accountant, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise funds. If we fail to raise sufficient capital, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in US Parts Online Inc. is suitable.

If we experience a shortage of funds prior to funding during the next 12 months, we may utilize funds from Dmitrijs Podlubijs, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. We will require the funds from this offering to proceed.

If we are successful in raising the funds from this offering, we plan to commence activities to raise the funds required for the development program. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities of the development program.

3.  Purchasers of aftermarket auto parts may not choose to shop online, which would prevent us from acquiring customers who are necessary to the growth of our business.

The online market for aftermarket auto parts is less developed than the online market for many other business and consumer products. Our success will depend in part on our ability to attract new customers and customers who have historically purchased auto parts through traditional retail and wholesale operations. Furthermore, we may have to incur significantly higher and more sustained advertising and promotional expenditures or price our products more competitively than we currently anticipate in order to attract additional online consumers to our websites and convert them into purchasing customers

4.  New tax treatment of companies engaged in internet commerce may adversely affect the commercial use of our services and our financial results.

Due to the global nature of the internet, it is possible that various states or foreign countries might attempt to regulate our transmissions or levy sales, income or other taxes relating to our activities. Tax authorities at the international, federal, state and local levels are currently reviewing the appropriate treatment of companies engaged in internet commerce. New or revised international, federal, state or local tax regulations may subject us or our subscribers to additional sales, income and other taxes. We cannot predict the effect of current attempts to impose sales, income or other taxes on commerce over the internet. New or revised taxes and, in particular, sales taxes, VAT and similar taxes would likely increase the cost of doing business online and decrease the attractiveness of advertising and selling goods and services over the internet. New taxes could also create significant increases in internal costs necessary to capture data, and collect and remit taxes. Any of these events could have an adverse effect on our business and results of operations.

The European Union (EU) requires non-EU firms to pay value added tax (VAT) on e-commerce transactions to customers in the EU. EU firms pay the single VAT rate for the country where they are located. If a non-EU firm establishes a subsidiary in an EU country, it can follow the tax rules for EU companies and pay a single rate. Otherwise, non-EU firms are required to register in one EU country but pay the VAT at the rate applicable in each customer’s country. The firm is to remit all tax to the country in which it is registered. The member state of registration is then responsible for distributing the appropriate amount of revenue due to each of the other member countries of the EU, based on the firm’s sales to customers in each country. EU duty rates on auto parts from USA range from 0% to 5%.

We will have to pay VAT. VAT in EU is from 15% in Cyprus and Luxembourg to 25% in Denmark and Sweden. Our prices may be less attractive in some countries with high VAT, unless we set up business establishments in low VAT EU member countries in order to benefit from low VAT rate.

5.  We will face intense competition and operate in an industry with limited barriers to entry, and some of our competitors may have greater resources than us and may be better positioned to capitalize on the growing e-commerce auto parts market.

The auto parts industry is competitive and highly fragmented, with products distributed through multi-tiered and overlapping channels. We compete with both online and offline retailers who offer OEM and aftermarket auto parts.

Barriers to entry are low, and current and new competitors can launch websites at a relatively low cost. Many of our current and potential offline competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing, technical, management and other resources than we do. In addition, some of our competitors have used and may continue to use aggressive pricing tactics and devote substantially more financial resources to website and system development. We expect that competition will further intensify in the future as Internet use and online commerce continue to grow worldwide. Increased competition may result in reduced operating margins, reduced profitability, loss of market share and diminished brand recognition.

6. If we do not attract customers, we will not make a profit, which will ultimately result in a cessation of operations.

We currently have no customers to purchase any goods or services from us.  We have not identified any customers and we cannot guarantee we ever will have any customers.  Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.   You are likely to lose your entire investment if we cannot sell auto parts at prices which generate a profit.

7.  We rely on key personnel and may need additional personnel for the success and growth of our business.

Our business is largely dependent on the personal efforts and abilities of key personnel including Dmitrijs Podlubnijs. We do not maintain key person life insurance on any officer or employee. Our performance also depends on our ability to identify, attract, retain and motivate highly skilled technical, managerial, merchandising, marketing and customer service personnel. Competition for such personnel is intense, and we cannot assure you that we will be successful in attracting and retaining such personnel.

The loss of any key employee or our inability to attract or retain other qualified employees could harm our business and results of operations.

8.  We will invest significant resources in our product catalog.  If the catalog’s database is stolen or misappropriated, or if a competitor is able to create a substantially similar catalog without infringing our rights, then we may lose an important competitive advantage.

We will invest significant resources and time to build and maintain our product catalog, which is maintained in the form of an electronic database, and maps to relevant product applications based on vehicle makes, models and years. We believe that our future product catalog will provide us with an important competitive advantage in both driving traffic to our websites and converting that traffic to revenue by enabling customers to quickly locate the products they require. We cannot assure you that we can protect our product catalog from unauthorized copying or theft by a third party. In addition, it is possible that a competitor could develop a catalog or database that is similar to or more comprehensive than ours, without infringing our rights. In the event our product catalog is stolen, copied or otherwise replicated by a competitor, whether lawfully or not, we may lose an important competitive advantage and our business could be harmed.

9. Because we plan to export auto parts overseas, we could be affected by disruptions in delivery.

Because we intend to export auto parts and deliver them directly to our potential customers in foreign countries, disruptions in shipping deliveries may affect us.  Deliveries of our products may be disrupted through factors such as:

(i)

work stoppages, strikes and political unrest;

(ii)

problems with ocean shipping, including work stoppages and shipping container shortages;

(iii)

increased inspections of import shipments or other factors causing delays in shipments; and

(iv)

Economic crises, international disputes and wars.

Any of the foregoing disruptions could disrupt our operations and lead to a complete loss of your investment.

10.  Our future operating results may fluctuate and may fail to meet market expectations, which could adversely affect the market price of our common stock.

We expect that our revenue and operating results will continue to fluctuate from quarter to quarter due to various factors, many of which are beyond our control. If our quarterly revenue or operating results fall below the expectations of investors or securities analysts, the price of our common stock could significantly decline.

The factors that could cause our operating results to fluctuate include, but are not limited to:

•

price competition on the Internet or among offline retailers for auto parts;

•

our ability to attract visitors to our websites and convert those visitors into customers;

•

our ability to maintain and expand our supplier and distribution relationships;

•

the effects of seasonality on the demand for our products;

•

our ability to accurately forecast demand for our products and maintain appropriate inventory levels;

•

our ability to build and maintain customer loyalty;

•

the success of our brand-building and marketing campaigns;

•

technical difficulties, system downtime or Internet brownouts; and

11.  Currency rate fluctuations may have a negative effect on our profitability.

We will endeavor to source our potential clients around the world, so we are likely to be affected by changes in foreign exchange rates.  To protect our business, we may enter into foreign currency exchange contracts with major financial institutions to hedge the overseas purchase transactions and limit our exposure to those fluctuations. If we are not able to successfully protect ourselves against those currency rate fluctuations, then our profits on the products subject to those fluctuations would also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

12.  We are dependent upon third parties for distribution and fulfillment operations with respect to many of our products.

We have limited control over how and when orders are fulfilled. We will have limited control over the products that our distributors purchase or keep in stock. Most of our vendors will not set aside any amount of inventory to fulfill our orders or to give our orders priority over other resellers to whom they sell. Our distributors may not accurately forecast the products that will be in high demand or they may allocate popular products to other resellers, resulting in the unavailability of certain products for sale on our websites. Any inability to offer a broad array of products at competitive prices and any failure to deliver those products to our future customers in a timely and accurate manner may damage our reputation and could cause us to lose customers.

US Parts Online Inc. does not have long-term arrangements with any of its vendors to guarantee availability of merchandise, particular payment terms or credit terms. If US Parts Online Inc. vendors were to stop selling merchandise (including as a result of one or more vendor bankruptcies or due to poor economic conditions), US Parts Online Inc. may then be unable to procure products from other vendors in a timely and efficient manner and on acceptable terms, or even at all.

13.  If we fail to offer a broad selection of products and brands at competitive prices to meet our customers’ demands, our revenue could decline.

We must successfully offer, on a continuous basis, a broad selection of auto parts that meet the needs of our future customers. Our auto parts will used by consumers for a variety of purposes, including repair, performance, improved aesthetics and functionality. In addition, to be successful, our product offerings must be broad and deep in scope, competitively priced, well-made, innovative and attractive to a wide range of consumers. We cannot predict with certainty that we will be successful in offering products that meet all of these requirements. If our product offerings fail to satisfy our customers’ requirements or respond to changes in customer preferences, our future revenue could decline.

14.  We could be liable for breaches of security on our websites.

A fundamental requirement for e-commerce is the secure transmission of confidential information over public networks.. We may be required to expend significant capital and other resources to protect against potential security breaches or to alleviate problems caused by any breach. We will rely on licensed encryption and authentication technology to provide the security and authentication necessary for secure transmission of confidential information, including credit card numbers. Advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments may result in a compromise or breach of the algorithms that we will use to protect customer transaction data. In the event someone circumvents our security measures, it could seriously harm our business and reputation and we could lose customers. Security breaches could also expose us to a risk of loss or litigation and possible liability for failing to secure confidential customer information.

15.  If we do not respond to technological change, our websites could become obsolete and our financial results and conditions could be adversely affected.

We will maintain website which require substantial development and maintenance efforts and significant technical and business risks. To remain competitive, we must enhance and improve constantly the responsiveness, functionality and features of our website. The Internet and the e-commerce industry are characterized by rapid technological change, the emergence of new industry standards and practices and changes in customer requirements and preferences. Therefore, we may be required to license emerging technologies, enhance our website, develop new services and technology that address the increasingly sophisticated and varied needs of our prospective customers, and adapt to technological advances and emerging industry and regulatory standards and practices in a cost-effective and timely manner. Our ability to remain technologically competitive may require substantial expenditures and lead time and our failure to do so may harm our business and results of operations.

16. There is no minimum offering amount or no escrow account.  Offering proceeds shall be deposited directly into our operating account.  Because we are not making provisions for a refund to investors, you may lose your entire investment.

Even though our business plan is based upon the complete subscription of the common shares offered through this offering, the offering makes no provisions for refund to an investor.  We will utilize all amounts received from newly issued common stock purchased through this offering even if the amount obtained through this offering is not sufficient to enable us to go forward with our planned operations.  Any funds received from the sale of newly issued stock will be placed into our corporate bank account.  We do not intend to escrow any funds received through this offering.  Once funds are received as a result of a completed sale of common stock being issued by us, those funds will be placed into our corporate bank account and may be used at the discretion of management.

17. Because our current president has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Dmitrijs Podlubnijs, our President, currently devotes approximately 50% of his time to our operations only. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Podlubnijs to our company could negatively impact our business development.

18. Because our sole officer and director will own 38.5% or more of our outstanding common stock, if maximum offering shares are sold, he will make and control corporate decisions that may be disadvantageous to minority shareholders.

If maximum offering shares will be sold, Mr.Podlubnijs, our sole officer and director, will own 38.5% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Mr.Podlubnijs may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

19. It is likely that we will add additional transaction costs and delays to our clients’ transactions.

Most of our manufacturers and suppliers have their own websites where purchasers can buy the supplies we intend to sell. It is likely that we will add additional transaction costs to our clients because we will need to pass on the additional costs of running our company.  We could be subject to increased shipping cost and delays as well as the potential inability of our third-party transportation providers to deliver on a timely basis.

20. As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-

have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

-

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-

submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

-

 disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Risks Relating to this Offering and Ownership of Our Common Stock

21.  We do not meet the requirements for our stock to be quoted on NASDAQ, American Stock Exchange or any other senior exchange and the tradability in our stock will be limited under the penny stock regulation.  The liquidity of our common stock is restricted as our common stock falls within the definition of a penny stock.

Under the rules of the Securities and Exchange Commission, if the price of the registrant's common stock on the OTC Bulletin Board is below $5.00 per share, the registrant's common stock will come within the definition of a "penny stock." As a result, the registrant’s common stock is subject to the "penny stock" rules and regulations.  Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock.  These regulations require broker-dealers to:

   -   Make a suitability determination prior to selling penny stock to the purchaser;

   -   Receive the purchaser's written consent to the transaction; and

   -   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell the registrant's common stock, and may affect the ability to resell the registrant's common stock.

We do not have a public market in our securities.  If our common stock has no active trading market, you may not be able to sell your common shares at all.

22.  We do not have a public market for our common shares.  Our securities are not traded on any exchange.  We cannot assure you that an active public market will ever develop.  Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

Our stock price may be volatile, which may result in losses to our stockholders

23.  The market prices of e-commerce companies generally have been extremely volatile and have recently experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to, among other things, the risk factors described in this prospectus and other factors beyond our control such as fluctuations in the operations or valuations of companies perceived by investors to be comparable to us and conditions or trends in the Internet or auto parts industries.

The stock markets have historically experienced significant price and trading volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock. In particular, following initial public offerings, the market prices for stocks of Internet and technology-related companies often reach levels that bear no established relationship to the operating performance of these companies.

These market prices are generally not sustainable and could vary widely. In the past, following periods of volatility in the market price of a public company’s securities, securities class action litigation has often been initiated. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

24.  We are selling this offering without an underwriter and may be unable to sell any common shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our chief executive officer, who will receive no commissions.

He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

25.  Our common shares are not registered under the Exchange Act.  As a result, we will not be subject to the federal proxy rules and our directors, executive officers and 10% beneficial holders will not be subject to Section 16 of the Exchange Act.  In additional our reporting obligations under Section 15(d) of the Exchange Act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

Our common shares are not registered under the Securities Exchange Act of 1934, as amended, and we do not intend to register our common shares under the Exchange Act for the foreseeable future, provided that, we will register our common shares under the Exchange Act if we have, after the last day of our fiscal year, more than 500 shareholders or record, in accordance with Section 12(g) of the Exchange Act).  As a result, although, upon the effectiveness of the registration statement of which this prospectus forms a part, we will be required to file annual, quarterly, and current reports pursuant to Section 15(d) of the Exchange Act, as long as our common shares are not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the Securities and Exchange Commission a proxy statement and form of proxy complying with the proxy rules.  In addition, so long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act.  Section 169a) of the Exchange Act requires executive officers and directs, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively.  Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) registration statement, and periodic reports we file thereunder.

Furthermore, so long as our common shares are not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record.  This suspension is automatic and does not require any filing with the SEC.  In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

26.  State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

27.  We have not yet adopted of certain corporate governance measures. As a result, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, requires the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market.  Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

Because our sole director is non-independent, we do not currently have independent audit or compensation committees.  As a result, the sole director has the ability, among other things, to determine his own level of compensation.  Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

28.  We may be unsuccessful in implementing required internal controls over financial reporting.

We are not currently required to comply with the SEC’s rules implementing Section 404 of the Sarbanes-Oxley Act of 2002, and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose.  Upon becoming a public company, we will be required to comply with the SEC’s rules implementing Section 302 of the Sarbanes-Oxley Act of 2002, which will require our management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting.  We will not be required to make our first assessment of our internal control over financial reporting until the year following our first annual report required to be filed with the SEC.  To comply with the requirements of being a public company, we will need to create information technology systems, implement financial and management controls, reporting systems and procedures and contract additional accounting, finance and legal staff.

Any failure to develop or maintain effective controls, or any difficulties encountered in our implementation of our internal controls over financial reporting could result in material misstatements that are not prevented or detected on a timely basis, which could potentially subject us to sanctions or investigations by the SEC or other regulatory authorities.  Ineffective internal controls could cause investors to lose confidence in our reported financial information.

29.  The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

If we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs could range up to $15,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. As a result, we may not have sufficient funds to grow our operations.

30.  Should we have troubles raising the appropriate capital to continue operations, our ability to complete projects will be dependent upon a verbal lending agreement with Mr. Podlubnijs, and will be limited by his personal budget.

If we are unable to raise sufficient capital to continue operations, we have a verbal agreement with Mr. Podlubnijs that states that he will lend the company funds out of his personal budget to fund projects that he deems necessary, as determined on a project-by-project basis.  As a result, we cannot guarantee that Mr. Podlubnijs will approve of or have the ability to fund any proposed project.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

SOURCE AND USE OF PROCEEDS

Our offering is being made on a self-underwritten basis.  There is no minimum offering amount. The offering price per share is $0.01.  The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% respectively, of the securities offered for sale by US Parts Online Inc.  There is no assurance that we will raise the full $80,000

	$20,000	$40,000	$60,000	$80,000
Legal and professional fees	$ 8,000	$ 8,000	$ 8,000	$ 8,000
Net Proceeds	$12,000	$32,000	$52,000	$72,000
The net proceeds that will be used:
Website development	$ 1,000	$ 2,000	$ 3,000	$ 5,000
Advertising company	$ 2,000	$ 3,000	$ 4,000	$ 5,000
Warehouse rent	$ 1,000	$ 1,000	$ 1,000	$ 1,000
Search engine optimization, web site maintenance	$ 2,800	$ 3,600	$ 5,600	$ 5,600
Inventory of car parts	$ 5,200	$22,400	$18,400	$34,500
Exclusive cars	$ 0	$ 0	$20,000	$20,000
Tools	$ 0	$ 900	$ 900	$ 900

The above figures represent only estimated costs.  We will establish a separate bank account and all proceeds will be deposited into that account.  If necessary, Dmitrijs Podlubijs, our sole officer and director, has verbally agreed to loan up to $20,000 to US Auto Parts Inc. to complete the registration process but we will require full funding to implement our complete business plan.

DETERMINATION OF OFFERING PRICE

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.  The offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history and have generated very little revenue to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price was determined arbitrarily based on a determination by the sole director of the price at which he believes investors would be willing to purchase the shares.  Additional factors that were is no present market for our stock and the high level of risk considering our lack of profitable operating history.

DILUTION

The price of the current offering is fixed at $0.01 per common share. This price is significantly higher than the price paid by our sole director and officer for common equity since inception on October 17, 2011.  Dmitrijs Podlubijs, our sole officer and director, paid $.001 per share for 5,000,000 common shares.

Assuming completion of the offering, there will be up to 13,000,000 common shares outstanding.  The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding Level	$80,000	$60,000	$40,000	$20,000
Offering price	$ 0.01	$ 0.01	$ 0.01	$ 0.01
Net tangible book value per common share before offering	$ 0.001	$ 0.001	$ 0.001	$ 0.001
Increase per common share attributable to investors	0.006	0.005	0.004	0.003
Proforma net tangible book value per common share after offering	0.006	0.005	0.004	0.002
Dilution to investors	$ 0.004	$ 0.005	$ 0.006	$ 0.008
Dilution as a percentage of offering price	40%	50%	60%	80%

Based on 5,000,000 common shares outstanding as of August 15, 2012 and total stockholder’s deficit of $2,676 utilizing May 31, 2012 reviewed financial statements.

Since inception, the officers, directors, promoters and affiliated persons have paid an aggregate average price of $ 0 .001 per common share in comparison to the offering price of $ 0 .01 per common share.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our cash balance is $423 as of August 15, 2012.  We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time.  We have been utilizing and may utilize funds from Dmitrijs Podlubijs, our sole officer and director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Mr. Podlubnijs, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  In order to achieve our business plan goals, we will need the funding from this offering. We are a development stage company and have generated no revenue to date.

Our independent registered public accountant has issued a going concern opinion.  This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so.  If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Plan of Operation

We believe that we will raise sufficient capital to begin our operations. We believe this could take up to 180 days. Because of the terms of the offering, we may not raise the full proceeds until August 15, 2013. We plan to implement our business plan based on when funds become available. We do not intend to hire employees during the first year. Our sole officer and director will handle our administrative duties. Based on availability of funds, our proposed 12 month business plan will consists of the following specific milestones:

Timeframe – 1st -2nd month

Estimated Cost $2,500

1. Develop our website. We are going to create a website to promote our products. We intend to begin sourcing out parts suppliers to offer their products for sale on our website and/or to provide a direct link from our site to theirs. We also intend to locate smaller, new manufacturers to offer their products on a more exclusive basis. We will also source-out and identify owners of repair shops, operators and purchasing agents in Europe who may become potential buyers of products from our website. The process of sourcing suppliers and customers may consist of telephone surveys and may contain questions which would determine the marketing approach and acceptability of specific products. It will also involve research into existing databases available via the Internet to target and extract the applicable names and contacts to create our own customized database. We intend to look into the databases of repair shops, trade magazines as well as telephone directories. It could take up to 3-4 months to create website. Start developing web site will cost: $2,500

Timeframe – 3rd- 4th month

Estimated Cost $7,500

2. Finish our web site development and start marketing and advertising campaign.

We will be focused on promoting our website to prospective product manufacturers and body shops and purchasing agents based on the list of prospects developed from our database and market survey. The advertising campaign may also include the design and printing of various sales materials. We intend to market our website through traditional sources such as advertising in newspaper advertising, telephone directories and preparing and sending out flyers and mailers both through the regular mail and via email. Printing and brochure design -$1000. Mailing to potential customers $500. Advertising in European automotive newspapers $1000.Advertising at European automotive web sites $1000. Long distance phone calls $500. We plan to make a profile of our company on local European social network websites. We will include links to company’s profile on our president’s personal social networking pages. We plan to purchase advertising space from social network websites -$1000.  Advertising and promotion will be an ongoing effort but the initial cost of campaign is estimated to be: $5,000.

Once the website is fully functional and we have located and negotiated agreements with a suitable number of suppliers, we intend start advertising our services by calling auto parts shops and repair body shops owners/operators and purchasing agents to introduce them to our product and website. We believe that repair shops would prefer to order some parts from us as opposed to purchasing directly from distributors or an as-needed basis from local brick and mortar retailers for the following reasons:

Many parts that we intend to sell are of cars designed for North American cars and are not available through local retailers in Europe. Also ordering such parts directly from distributors in North America can be inconvenient and costly due to shipping which is typically not arranged by these distributors. We intend to make it easier for consumer to find and purchase these parts and ship it by air within one week. Finish and launch of web site will cost: $2,500

Timeframe - 5th-6th month

Estimated Cost $800 monthly

3. Hire independent contractor to update our web site daily and to provide online marketing of our web site.

Independent contractor will be in charge of the following tasks:

*Update daily our web site to add new items for sale and take out sold items.

*Placement of web banners or banner ads on a third-party website to drive traffic to our company website and to increase product awareness.

*Send promotional emails directly to customers.

*Search Engine Optimization (SEO) marketing techniques that company can use to increase their visibility in the search engine page results on Google.

Timeframe – 7th -8th months

Estimated Cost $20,000

Begin offering specialty cars which are only made of US markets and unavailable in European markets.  We plan to execute agreements with specialty car dealerships in Europe who will purchase our specialty cars. We will also sell specialty cars directly to European clients via our website. We plan to purchase one such specialty car for approximately $20,000 for display and later for sale to our European Clients.

Timeframe – 9th -10th months

Estimated cost $20,900

Start offering our customers car dismantling option and purchase car parts inventory. Often the cost of a whole car and dismantling is more economical than ordering parts of such car. Our clients can save money by buying whole cars, dismantling them and shipping the required parts.  Purchasing tools for dismantling will cost: $900  Car parts inventory will cost: $20,000

Timeframe -11th -12th months

Estimated cost $16,000

Buy inventory of salvage cars for dismantling and selling them as car parts on our web site. Cost of these salvage cars will be: $15,000.

Rent warehouse in Kotka Finland. $1,000 per month.

Most of our future suppliers have their own internet web sites where customers can purchase supplies. However they often do not offer or arrange overseas shipping or offer long and costly shipping services. Also, none of such suppliers offer large parts such as engine bumpers, fenders etc.

If we are not successful in raising funds from this offering to fund our operations as planned, our president has informally agreed to lend us such funds. However our president does not have any contractual obligation to lend us funds. If we need additional funds and are unable to obtain a loan from our president we will have to see additional sources of funds such as alternative loans or through additional sale of common stock. Currently we do not have any additional arrangements for this financing. If we are unable to raise additional funds when we need them, our business may fail and you may lose your investment.

We anticipate that we will generate revenues as soon as we are able to offer products for sale on our website. This will happen once we negotiated agreements with one or two large manufacturers to offer their products for sale on our website or to enable us to provide a direct link from our website to theirs with a pre-arranged fee structure in place.

Until we start to sell our goods, we do not believe that our operations will be profitable. If we are unable to attract customers to buy our product we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

Dmitrijs Podlubijs, our sole officer will be devoting approximately 50% of his time to our operations. Once we expand operations, and are able to attract more and more customers to buy our product, Mr.Podlubnijs has agreed to commit more time as required. Because Mr.Podlubnijs will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Results of Operations

From Inception on October 17, 2011 to May 31, 2012

During the period we incorporated the company, prepared a business plan and executed an Agreement with LT United Inc. Our loss since inception is $7,676.  We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

Since inception, we have sold 5,000,000 shares of common stock to our sole officer and director for net proceeds of $5,000.

US Parts Online Inc. put up a deposit of $3,000 for salvaged car on January 17th, 2012. The terms of this acquisition: Car age: 4 years old; Model of the vehicle: Mercedes Benz C class; Total Price: $9,000. We have filed the invoice from Vendor as an exhibit to this registration statement.

Liquidity and Capital Resources

As of May 31, 2012, US Parts Online Inc. had $474 cash and our liabilities were $6,150.

Since inception, we have sold 5,000,000 common shares to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $5,000.

To meet a small part our need for cash, we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation.  The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.

As of the date of this registration statement, the current funds available to US Parts Online Inc. will not be sufficient to continue maintaining a reporting status.  Our sole officer and director, Dmitrijs Podlubijs, has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by US Parts Online Inc.

However, there is no contract in place or written agreement securing this agreement. Management believes if US Parts Online Inc. cannot maintain its reporting status with the SEC, it will have to cease all efforts directed towards US Parts Online Inc. As such, any investment previously made would be lost in its entirety.

Going Concern

Our auditors have issued a going concern opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. US Parts Online Inc. anticipates over the next 12 months the cost of being a reporting public company will be approximately $8,000.

We are highly dependent upon the success of the private offering of equity, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for US Parts Inc. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If US Parts Inc. cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, we would be required to cease business operations.  As a result, investors would lose all of their investment.

Management believes that current trends toward lower capital investment in start-up companies, volatility in the internet sales market pose the most significant challenges to our success over the next year and in future years.  Additionally, we will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. Our management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002.  This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should we fail to sell less than all its shares under this offering, US Parts Inc. would be forced to scale back or abort completely the implementation of its 12-month plan of operation. We decided to conduct the offering without a minimum threshold because we believe that any amount of funds raised will increase the commercial success of our business. Also, the company would like access to subscription funds as soon as they are available to proceed with the proposed business plan. Finally, our president, Dmitrijs Podlubnijs has agreed informally to lend us funds.

While investors bear the risk of losing their entire investment, management is also bearing substantial risk, including labor and loaned funds, as well as own share subscription proceeds. Both investors and management bear the risk if we do not raise sufficient proceeds to commence operations, are unable to develop a functional website, or are unsuccessful in our efforts to negotiate with parts suppliers.  The investors are advised of all the potential risks that they bear and are under no obligation to invest.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies and Estimates

Management’s discussion and analysis of its financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.  On an on-going basis, we evaluate our estimates, including those related to the reported amounts of revenues and expenses and the valuation of our assets and contingencies.  We believe our estimates and assumptions to be reasonable under the circumstances.  However, actual results could differ from those estimates under different assumptions or conditions.  Our financial statements are based on the assumption that we will continue as a going concern.  If we are unable to continue as a going concern we would experience additional losses from the write-down of assets.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

New Accounting Pronouncements

The registrant has adopted all recently issued accounting pronouncements.  The adoption of the accounting pronouncements, including those not yet effective, is not anticipated to have a material effect on the financial position or results of operations of the registrant.

DESCRIPTION OF BUSINESS

General

We were incorporated in the state of Nevada on October 17, 2011.  We are in the business of reselling used and new parts from US based suppliers via our internet web site to European customers. We plan to develop a website that will display a variety of our product and prices. We have not generated any revenues and the only operation we have engaged in to date is deposit for salvaged car for parts $3,000.  Our principal office address is located at 2360 Corporate Circle Suite 400, Henderson NV 89074.  Our telephone number is (678) 804-8036. We are a development stage company and have not earned any revenue.

Product

We are in the business of buying used and new auto parts from US based companies and selling these auto parts on our website to European customers. Auto parts will be delivered by air freight, by sea in containers or by regular international mail.

Demand for U.S. manufactured aftermarket auto parts is driven mainly by competitive pricing. Auto parts in the USA are generally cheaper for several reasons: technology development keeps production costs low, competition between car parts manufacturers keeps the price low, and larger supply in general (many parts come from auto junk yards from totaled cars) helps to keep the price low. Our prospective customers are looking to buy parts from U.S. market (parts can be made from anywhere in the world but usually cheapest in U.S.) for U.S. made cars imported into Europe. We will not sell auto parts for European made cars.

There is no official data to get an estimate of number of US manufactured cars imported to Europe.  However, from our unofficial observation we have noticed that most car dealers sell at least two to four US made cars per month. However we were not able to find official data for this information either.

We will classify our products into two categories: Body Parts and the Small Parts. The Body Parts category is comprised of parts for the exterior of an automobile: bumpers, doors, fenders, grilles, hoods, wheels, radiators. Also we will include in this category engines and transmissions. This category cannot be shipped by regular international mail because of heavy weight and big sizes. This category will be shipped by air over Infinity shipping or by sea in container shipped by LT United in Atlanta.

Small Parts category will include the rest of car parts that can be shipped by regular mail. This category will be shipped by our vendors directly to our customers or if the vendors do not ship overseas then parts will be shipped to LT United in Atlanta and they will do international shipping.

Our goods will be insured and shipping companies and carriers will bear bears the risk of loses while in transit. Shipping companies are responsible for broken or missing parts. Our Clients will pay shipping cost for small parts to be delivered to Europe. We plan to save on shipment of such parts by shipping them with whole car shipments when possible. Whole car shipment means that the whole car is shipped by sea container prior to it being dismantled for parts.

We will not be able to offer quick shipping for parts for whole cars. When we ship whole cars, shipping costs will be lower but shipping times will be longer. We estimate that we will rely on slower methods of shipping (shipping by sea container) for approximately one half of our orders.

Since the shipment of the whole car is already paid for, the addition of extra parts in the car container will be free to us. We will pass these savings to our clients. We may not always have whole car shipments order and at times may not be able to ship parts for free. In these cases the approximate charges to ship each type of part on its own is as follows:

	Time	Cost
Small parts shipping by regular mail(max 20 pounds)	From 7 to 14 days	$3-$5 per pound
Body parts shipping by air(any weight)	From 5 to 10 days	Vary monthly due to fluctuating fuel costs.
Body parts shipping by sea container(any weight)	From 30 to 45 days	Less than $1 per pound

Almost all USA companies do not deliver body parts outside USA. Oversized, heavy body parts are such items as complete engine, fenders, hoods, radiators etc.  We are not going to offer any type of warranty on secondhand parts.

Approximate expected gross earnings from parts from one scrap vehicle: 1) Body parts: 27 main parts($5,000-$8,000); 2) Interior parts: 17 parts ($2,000-$4,000); 3) Mechanical parts: 21 main parts($6,000-$8,000). The amounts are based on estimated prices taken from average used parts prices selling on websites such as www.car-part.com.

Specialty cars

In addition to car parts we will also sell whole specialty cars unavailable for European markets. Such cars are only sold in the USA and will be sold to European clients who are not able to purchase them in Europe. We plan to make such purchases only per customers’ specific orders. We do not plan to become a specialty car dealer otherwise. We do not have any agreements in place with manufacturers. Along with these specialty cars we will ship large car parts such as: grills, bumpers, doors, fenders, etc.

We hope that our website will attract potential customers to place orders for specialty cars. We are going to match these orders with US based car dealers. Our company will negotiate prices and terms by calling and emailing to the US car dealers.

There are some companies offering to ship cars which are unavailable for European markets. They are offering car shipping from US to Europe only. Since some car parts supply for those cars are unavailable in Europe we hope to attract potential buyers by offering car parts for these cars.

Website

We will develop website to offer our selection of aftermarket auto parts. Our website domain is american-parts-online.com.  Website will allow customers to search for parts in several ways: by automobile make, model and year, by specific part name such as bumper or mirror, or by product category such as body or engine part. Our website will also include detailed product information, photographs and other online content, including informative articles and answers to frequently asked questions, in order to enhance the shopping experience. To purchase products, consumers will click on the "add to cart" button to add products to their virtual shopping cart. Consumers will be able to add and subtract products from their shopping cart as they browse around our online store prior to making a final purchase decision, just as in a physical store. To execute orders, consumers can click on the "checkout" button and, depending upon whether the consumer has previously shopped at our online store, are prompted to supply shipping details online. Prior to finalizing an order by clicking the "submit" button, consumers will be shown their total charges along with the various options chosen at which point consumers still have the ability to change their order or cancel it entirely. Our aspiration is to develop a website that can offer an intuitive online shopping experience combined with useful auto part information and content. We hope our future web site will able to cost-effectively attract visitors to our sites, maintain high levels of customer satisfaction and reduce the number of product returns and exchanges.

We plan to obtain the detailed product information and photographs for our website from our suppliers. We do not believe that this will be difficult as most manufacturers and suppliers welcome new business and typically do not mind to share product information.

Depending on the number of shares that we sell from this offering, we plan to keep an inventory of used and new auto parts.  This inventory will consist of the most popular models with highest turnover rate.  We will display our inventory on our website. We plan to offer our inventory at price marked-up 50% to 60% of our cost. We will reduce our parts inventory cost by purchasing salvage cars directly from salvage auctions. We will also try to reduce our shipping costs by combining whole car and parts shipping. Savings will be passed to our clients.

European crisis

The European financial crisis has caused a negative ripple effect on economies throughout the world, making the automaker's outlook uncertain. A downturn in the European automotive sales can have a negative impact on the aftermarket automotive parts which can negatively affect our business. Additional economic downturns may also have the effect of reducing the number of miles driven, which in turn may reduce the demand for aftermarket auto parts.

The online market for aftermarket auto parts is less developed than the online market for many other business and consumer products. Our success will depend in part on our ability to attract new customers and customers who have historically purchased auto parts through traditional retail and wholesale operations. Furthermore, we may have to incur significantly higher and more sustained advertising and promotional expenditures or price our products more competitively than we currently anticipate in order to attract additional online consumers to our websites and convert them into purchasing customers. Aside from we believe that our website will offer the following advantages over traditional distribution methods for aftermarket automotive parts:

1) Convenience: being able to order auto parts online at any time of the day or night without having to leave the home.

2) Ability to search through the inventory in a matter of minutes instead of spending time and gas going driving from store to store in search of the same product.

Shipping

Shipping will depend on category of auto parts: body parts will be shipped by air freight to our warehouse in Helsinki, Finland.   From Helsinki auto parts will be sent to customer. Small parts will be shipped by regular international mail such as USPS directly to customers. We have verbal agreement with Infiniti Shipping Inc. of Valley Stream, NY for shipping of our product. Infinity Shipping Inc. is one of Finnair freight agents. We have filed the following agreement with Infinity Shipping:

Verbal Agreement with Infinity Shipping Inc.:

Infinity Shipping Inc. of Valley Stream, NY has agreed verbally to pick up and ship our freight by air on as needed bases. Shipping fees will be Infinity’s basic rate which may vary daily due to fluctuating fuel costs.

We expect shipping time for small parts delivered by USPS to be approximately be one to two weeks. Body parts will be delivered by air with 5-10 days shipping time. Parts and whole cars shipped to our Helsinki warehouse will travel in container by sea with delivery time of approximately one month.

Shipping for wholesale buyer will be made by sea containers to port Kotka, Finland

We think our company will rely mainly on slower methods of shipping to save money.

As specified in our plan of operation we will rent warehouse space in Kotka Finland which is located close to airport in Helsinki, Finland.  Also Kotka , Finland has own container sea port. All products received by our distribution center will be entered into our inventory tracking system, allowing us to closely monitor inventory status on a real-time basis. We expect to rent 300-500 square feet for approximately $1,000 per month. We allocate only $1,000 for warehouse rent because we will only be renting it during the last month of our 12 month. We allocate only 300 to 500 square feet for warehouse rent because we will only be renting it during the last month of our 12 month Plan. We are going to rent bigger space for our distribution center during second year of operation. Also if we need more space we can rent additional space if needed.

Delivery from our vendors to our customers

We hope to developed relationships with several U.S.-based automobile parts distributors that operate their own distribution centers and will deliver products directly to our customers. Using this method, a customer order for an item that is not in stock in our distribution center is automatically transmitted to the system, which will seek to fill the order from our selection of distributors. We plan to enter into affiliate program with US based distributors and receive commission payment as per affiliate agreements when customer makes a purchase using link from our web site. We estimate that commission rate for parts shipped directly from U.S.-based distributers will be 8%-10% from total parts price.

Agreement with LT United Inc.

We have executed an agreement with LT United Inc. as our Agent to store and ship our inventory for US Parts Online Inc. Agent's relationship with the Company will be that of an independent contractor and not an employee. LT United Inc. is neither affiliated nor related to the Company or its officer. The following are the services specified in the agreement between LT United Inc. (“Agent”) and US Part Online Inc. (“Company”):

1) Agent shall use its best efforts to provide the services ("the Services") to the company as requested and further described herein on a non-exclusive or exclusive basis, as reasonably requested by the Company.

2) Agent fee shall be calculated as 0.6 dollar per 1 lb. (Port to Port) The Agent fee shall exclude value added tax, postage and packaging, insurance. Shipping and handling will be executed by Agent and billed later to Company on exact same amount the Agent paid. The Agent shall store all Companies shipment free of charge at The Agent warehouse.

3) The Company shall make use of the Agent’s services for a period of six months commencing on Effective Date and continuing thereafter on a month to month basis until this Agreement is terminated in accordance with paragraph 6.

4) Independent Contractor. Agent's relationship with the Company will be that of an independent contractor and not an employee. Agent will not be eligible for any employee benefits, nor will the Company make deductions from consideration paid to Agent for taxes, all of which will be Agent's responsibility. Agent will have no authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.

5) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

6) The Corporation or the Agent may terminate the Agreement by providing no less than 30 days resignation notice in writing.

7) No term of this Agreement may be amended or waived except with the written consent of the parties

8) Any notice required or permitted by this Agreement shall be in writing and shall be (I) delivered personally, (II) sent by certified or registered mail, postage prepaid, return receipt requested. Agent fee will be passed trough to the ultimate customer.

Insurance

We plan to purchase shipping insurance from USPS or shipping carrier will provide it. We do not have any other insurance.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees. Dmitrijs Podlubijs, our sole officer and director, in a non-employee officer and director of the Company.  We intend to hire employees on an as needed basis.

Properties

Our business address is at 2360 Corporate Circle Suite 400, Henderson NV 89074. These premises are provided to us by Incorp.com as part of their incorporation service.  We do not have a lease agreement with Incorp.com regarding these premises. We have paid Incorp.com $225 for their services.  Our telephone number is (678) 804-8036.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the shipping requirements. We are in business of reselling and shipping car parts from USA to Europe. We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce including user privacy policies, product pricing policies, Web site content and general consumer protection laws. We are subject to federal and state consumer protection laws, including laws protecting the privacy of customer non-public information and regulations prohibiting unfair and deceptive trade practices.

Laws and regulations have been adopted in Europe, and may be adopted in the future, that address ecommerce-related issues, including taxation and value added taxes. Some of these laws and regulations were adopted relatively recently and their scope and application may still be subject to uncertainties. Interpretations of these laws, as well as any new or revised law or regulation, which could decrease demand for our services, increase our cost of doing business, result in liabilities for us, restrict our operations or otherwise cause our business to suffer. Our failure, or the failure of our business partners, to accurately anticipate the application of these laws and regulations, or to comply with such laws and regulations, could create liability for us, result in adverse publicity and negatively affect our business.

The European Union (EU) requires non-EU firms to pay value added tax (VAT) on e-commerce transactions to customers in the EU. EU firms pay the single VAT rate for the country where they are located. If a non-EU firm establishes a subsidiary in an EU country, it can follow the tax rules for EU companies and pay a single rate. Otherwise, non-EU firms are required to register in one EU country but pay the VAT at the rate applicable in each customer’s country. The firm is to remit all tax to the country in which it is registered. The member state of registration is then responsible for distributing the appropriate amount of revenue due to each of the other member countries of the EU, based on the firm’s sales to customers in each country. VAT in EU is from 15% in Cyprus to 25% in Denmark and Sweden.

EU duty rates on auto parts from USA range from 0% to 5%.

Legal Proceedings

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Dmitrijs Podlubnijs 2360 Corporate Circle Suite 400, Henderson NV 89074	40	Chief Executive Officer, Chief Financial, Controller and Director

Dmitrijs Podlubnijs has acted as our sole officer and director since our incorporation on October 17, 2011. From January 2011 to present, Dmitrijs Podlubnijs devoted his time to researching used new and used car parts industry. He researched information in books and on internet. He also traveled to different European country to study car parts business there. Mr.Podlubnijs has worked at Astrareal OY, Freight Forwarding and Port Operations Handling company in Kotka, Finland from 1997 to January 2011. His responsibility was warehouse manager.  He has experience relating to whether certain auto parts will be salable. He has knowledge and experience to keep warehouse running smoothly.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Dmitrijs Podlubijs, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exists which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and to our management.

SIGNIFICANT EMPLOYEES

We have no employees.  Our sole officer and director, Dmitrijs Podlubijs, is an independent contractor to us and currently devotes approximately twenty hours per week to company matters.  After receiving funding pursuant to our business plan, Mr. Podlubnijs intends to devote as much time as necessary to manage the affairs of USA Parts Online Inc.

Within the last ten years, Mr. Podlubnijs has not been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limited her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

Mr. Podlubnijs has not been convicted in any criminal proceeding (excluding traffic violations) nor is he subject of any currently pending criminal proceeding.

 We conduct our business through agreements with consultants and arms-length third parties. Currently, we have no formal independent contractor or consulting agreements in place

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our sole officer and all other executive officers from inception on October 17, 2011 until May 31, 2012:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Dmitrijs Podlubijs, CEO, CFO	October 17, 2011 to May 31, 2012	0	0	0	0	0	0	0	0

There are no current employment agreements between the company and its officers.

Mr. Podlubnijs currently devotes approximately twenty hours per week to manage the affairs of US Parts Online Inc.  He has agreed to work with no remuneration until such time as US Parts Online Inc. receives sufficient revenues necessary to provide management salaries.  At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of August 15 , 2012:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Dmitrijs Podlubijs	0	0	0	0	0	0	0

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of August 15 , 2012, our president, Dmitrijs Podlubnijs has loaned $6,150 to us. The loan is unsecured, non-interest bearing and payable upon demand.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of common shares owned beneficially as of August 15 , 2012 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Common Stock	Dmitrijs Podlubijs, 2360 Corporate Circle, Suite 400, Henderson, NV 89074	5,000,000 Shares of Common Stock (direct)	100%

As of  August 15 , 2012, there were 5,000,000 shares of our common stock issued and outstanding.

PLAN OF DISTRIBUTION

US Parts Online Inc. has 5,000,000 common shares issued and outstanding as of the date of this prospectus.  US Parts Online Inc. is registering up to 8,000,000 common shares for sale at the price of $0.01 per share. Investors will be required to issue payment in full for subscribed shares and complete a subscription agreement which is filed as an exhibit to our registration statement. We reserve the right to reject or accept each subscription for any reason.

Terms of the offering:

This is a self-underwritten public offering with no minimum purchase requirement.  Common shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering.  We do not have an arrangement to place the proceeds from this offering in an escrow, trust or similar account.  Any funds raised from the offering will be immediately available to use for our immediate use.

There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the over-the-counter market.  We do not yet have a market maker who has agreed to file such application.

We will sell the 8,000,000 common shares ourselves and do not plan to use underwriters or pay any commissions.  We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares.  This prospectus permits our sole officer and director to sell the common shares directly to the public, with no commission or other remuneration payable to them for any common shares he may sell.

There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer.  Our officers and directors will sell the common shares and intend to offer them to friends, family members and business acquaintances.

There is no minimum amount of common shares we must sell so no money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.  We will not conduct the offering in the U.S.A. We may conduct our offering in any other country except the U.S.A.

The common shares are being offered by Mr. Podlubnijs, our sole officer and director.  He will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the common shares.  No sales commission will be paid for common shares sold by Mr. Podlubnijs are not subject to a statutory disqualification and are not associated persons of a broker or dealer.

Additionally, Mr. Podlubnijs primarily performs substantial duties on behalf of the registrant otherwise than in connection with transactions in securities.  Mr. Podlubnijs has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and he has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

These are no finders.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the date of this prospectus, there are 5,000,000 common shares outstanding of which no common shares may be freely traded without registration.

Upon the effectiveness of this registration statement, up to 8,000,000 common shares may be issued and will be eligible for immediate resale in the public market.

The currently issued 5,000,000 common shares will be restricted within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144.

At the present time, resales or distributions of such shares are provided for by the provisions of Rule 144.  That rule is a so-called "safe harbor" rule which, if complied with, should eliminate any questions as to whether or not a person selling restricted shares has acted as an underwriter.

Rule 144(d)(1) states that if the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker.

A person who is not an affiliate of the registrant under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least six months is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions.  Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the six month holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time.  Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

    Item 5(a)

a)  Market Information.  Our common stock is not quoted on a market or securities exchange.  We cannot provide any assurance that an active market in our common stock will develop.  We intend to quote our common shares on a market or securities exchange.

b)  Holders. At August 15 , 2012, there was one shareholder of record.

c)  Dividends.  Holders of our common stock are entitled to receive such dividends as may be declared by its board of directors.  No dividends on our common stock have ever been paid, and we ds not anticipate that dividends will be paid on its common stock in the foreseeable future.

d)  Securities authorized for issuance under equity compensation plans.  No securities are authorized for issuance by us under equity compensation plans.

Plan Category	Number of Securities Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity Compensation Plans Approved by Security Holders	n/a	n/a	n/a
Equity Compensation Plans Not Approved by Security Holders	n/a	n/a	n/a
Total	n/a	n/a	n/a

e)  Performance graph

Not applicable.

f)  Sale of unregistered securities.

At inception we issued 5,000,000 common shares to our sole officer and director.

These securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933 to a sophisticated investor.

    Item 5(b)  Use of Proceeds.  As described herein

    Item 5(c)  Purchases of Equity Securities by the issuer and affiliated purchasers.  None.

Admission to Quotation on the OTC Bulletin Board and/or OTCQB

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board and/or the OTCQB.  However, we do not have a market maker that has agreed to file such application.  If our securities are not quoted on the OTC Bulletin Board or the OTCQB, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities.  The OTC Bulletin Board and the OTCQB differs from national and regional stock exchanges in that it:

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board and/or the OTCQB, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the registrant listing.  If it meets the qualifications for trading securities on the OTC Bulletin Board and the OTCQB, our securities will trade on the OTC Bulletin Board and the OTCQB.  We may not now or ever qualify for quotation on the OTC Bulletin Board or the OTCQB.  We currently have no market maker who is willing to list quotations for our securities.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share.  Our articles of incorporation do not authorize us to issue any preferred stock.  As of  August 15 , 2012, there were 5,000,000 common shares issued and outstanding that was held by one registered stockholder of record~~.~~

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have

(i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the board of directors of US Parts Online Inc.;

(ii) are entitled to share ratably in all of the assets of US Parts Online Inc. available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of US Parts Online Inc.

 (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and

 (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable.

ANTI-TAKEOVER LAW

Our charter or bylaws do not contain any provisions that would have an effect of delaying, deferring or preventing a change in control of the registrant and that would operate only with respect to an extraordinary corporate transaction involving the registrant such as a merger, reorganization, tender offer, sale or transfer of substantially all of our assets or liquidation.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

EXPERTS

The financial statements of the registrant appearing in this prospectus and in the registration statement have been audited by Sadler, Gibb & Associates an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

LEGAL PROCEEDINGS

We are not a party to any legal proceedings the outcome of which, in the opinion of our management, would have a material adverse effect on our business, financial condition, or results of operation.

LEGAL MATTERS

The validity of the common shares being offered hereby will be passed upon by J.M. Walker & Associates, Attorneys At Law, Centennial, Colorado.

WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

US Parts Online Inc.

2360 Corporate Circle Suite 400,

Henderson NV, 89074
(678)804-8036

Attention: Dmitrijs Podlubijs, Chief Executive Officer

Our fiscal year ends on November 30th.  Upon completion of this offering, we will become a reporting company and file annual, quarterly and current reports with the SEC.  You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F Street, Washington D.C. 20549.  You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC.  Please call the SEC at 1-800- SEC-0330 for further information on the operation of the public reference rooms.  Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

US PARTS ONLINE INC.

(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

NOVEMBER 30, 2011

Report of Independent Registered Public Accounting Firm

48

Balance Sheet as of November 30, 2011

49

Statement of Operations for the period from October 10, 2011

(Date of Inception) to November 30, 2011

50

Statement of Stockholders’ Equity as of November 30, 2011

51

Statement of Cash Flows for the period from October 10, 2011

(Date of Inception) to November 30, 2011

52

Notes to the Financial Statements

53

Condensed Balance Sheets for the six months ended May

31, 2012 and the year ended November 30, 2011

58

Condensed Statements of Operations for the three and six months ended

May 31, 2012 and the period from inception on October 10, 2011

Through May 31, 2012

59

Condensed Statements of Cash Flows for the six months ended

May 31, 2012 and the period from inception on October 10, 2011

Through May 31, 2012

60

Notes to the Financial Statements

61

SADLER, GIBB & ASSOCIATES, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

US Parts Online, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of US Parts Online, Inc. as of November 30, 2011, and the related statement of operations, stockholders’ equity and cash flows for the period from inception on October 10, 2011 through November 30, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of US Parts Online, Inc. as of November 30, 2011, and the results of operations and cash flows for the period from inception on October 10, 2011 through November 30, 2011, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company had accumulated losses of $565 as of November 30, 2011, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates, LLC

Sadler, Gibb & Associates, LLC

Salt Lake City, UT

January 6, 2012

US PARTS ONLINE INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

AS OF NOVEMBER 30, 2011

November 30, 2011
ASSETS
Current Assets:
Cash and Cash Equivalents	$5,085
Total Assets	$5,085
=====
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Current Liabilities
Loan from director	$ 650
Total Liabilities	650

Stockholders' Equity:
Common stock, par value $0.001; 75,000,000 shares authorized, 5,000,000 shares issued and outstanding	5,000
Deficit accumulated during the development stage	(565)
Total Stockholders' Equity	4,435
Total Liabilities and Stockholders' Equity	$5,085
=====

See accompanying notes to financial statements

US PARTS ONLINE INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM OCTOBER 10, 2011 (INCEPTION) TO NOVEMBER 30, 2011

For the period from October 10, 2011 (Inception) to November 30, 2011
REVENUES	$ -

OPERATING EXPENSES
General and administrative expenses	565

TOTAL OPERATING EXPENSES	565

NET LOSS FROM OPERATIONS	(565)

PROVISION FOR INCOME TAXES	-

NET LOSS	$(565)
========
NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)
========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	5,000,000
========

See accompanying notes to financial statements.

US PARTS ONLINE INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM OCTOBER 10, 2011 (INCEPTION) TO NOVEMBER 30, 2011

	Common Stock		Additional Paid-in	Deficit Accumulated during the Development	Total Stockholders'
	Shares	Amount	Capital	Stage	Equity
Inception, October 10, 2011	-	$ -	$ -	$ -	$ -

Shares issued for cash at $0.001 per share	5,000,000	5,000	-	-	5,000

Net loss for the year ended November 30, 2011	-	-	-	565	565

Balance, November 30, 2011	5,000,000	$5,000	$ -	$ 565	$4,435
	=======	=====	=====	====	=====

See accompanying notes to financial statements

US PARTS ONLINE INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM OCTOBER 10, 2011 (INCEPTION) TO NOVEMBER 30, 2011

For the period from October 10, 2011 (Inception) to November 30, 2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$ 565
Adjustments to reconcile net loss to net cash (used in) operating activities:
Changes in assets and liabilities:
Expenses paid on behalf of the Company by a related party	550
CASH FLOWS USED IN OPERATING ACTIVITIES	(15)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	5,000
Proceeds from notes payable related parties	100
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	5,100

NET INCREASE IN CASH	5,085
Cash, beginning of period	-
Cash, end of period	$ 5,085
======
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$ - ======
Income taxes paid	$ -
======

See accompanying notes to financial statements.

US PARTS ONLINE INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2011

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

US Parts Online Inc. (the "Company") was incorporated under the laws of the State of Nevada on October 10, 2011.  We are a development stage company, formed to resell used and brand new auto parts.  We plan on reselling auto parts from USA based vendors to European market via an internet shop.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915. This standard requires companies to report their operations, shareholders equity and cash flows from inception through the reporting date. The Company will continue to be reported as a development stage entity until, among other factors, revenues are generated from management’s intended operations. Management has provided financial data since inception (October 10, 2011).

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a November 30 fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $5,085 of cash and $-0- of cash equivalents as of November 30, 2011.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

US PARTS ONLINE INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2011

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.  No revenues have been recognized by the Company since inception.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of November 30, 2011.

US PARTS ONLINE INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2011

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

NOTE 3 – LOAN FROM SHAREHOLDER

On November 18, 2011, a director loaned $100 to the Company to open bank account.  The loan is unsecured, non-interest bearing and due on demand.  For the period ended November 30, 2011, a director paid for operating expense on behalf of the Company in the amount of $550.  The balance due to the shareholder was $650 as of November 30, 2011.

NOTE 4 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On November 28, 2011, the Company issued 5,000,000 shares of common stock for cash proceeds of $5,000 at $0.001 per share.

There were 5,000,000 shares of common stock issued and outstanding as of November 30, 2011.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

US PARTS ONLINE INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2011

NOTE 6 – INCOME TAXES

As of November 30, 2011, the Company had net operating loss carry forwards of approximately $192 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

November 30, 2011
Federal income tax benefit attributable to:
Current Operations	$ 192
Less: valuation allowance	(192)
Net provision for Federal income taxes	$ -

The cumulative tax effect at the expected rate of 34 percent of significant items comprising our net deferred tax amount is as follows:

November 30, 2011
Deferred tax asset attributable to:
Net operating loss carryover	$ 192
Less: valuation allowance	(192)
Net deferred tax asset	$ -

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $192 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

US PARTS ONLINE INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2011

NOTE 7 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company had no revenues as of November 30, 2011.  The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855 the Company has analyzed its operations as of the date of this report, and has determined that it does not have any material subsequent events to disclose in these financial statements.

US PARTS ONLINE INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED BALANCE SHEETS

	May 31, 2012	November 30, 2011
	(unaudited)
ASSETS

Current Assets
Cash and cash equivalents	$ 474	$ 5,085
Deposits	3,000	-

Total Assets	$ 3,474	$ 5,085

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Liabilities
Current Liabilities
Loan from director	6,150	650

Total Liabilities	6,150	650

Stockholders’ Equity (Deficit)
Common stock, par value $0.001; 75,000,000 shares authorized, 5,000,000 shares issued and outstanding	5,000	5,000
Deficit accumulated during the development stage	(7,676)	(565)
Total Stockholders’ Equity (Deficit)	(2,676)	4,435

Total Liabilities and Stockholders’ Equity (Deficit)	$ 3,474	$ 5,085

See accompanying notes to condensed financial statements.

US PARTS ONLINE INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the three months ended May 31, 2012	For the six months ended May 31, 2012	Cumulative from Inception (October 17, 2012) to May 31, 2012

REVENUES	$ -	$ -	$ -

OPERATING EXPENSES
Professional fees	1,030	7,030	7,030
General and Administrative expenses	36	81	646

TOTAL OPERATING EXPENSES	1,066	7,111	7,676

NET LOSS FROM OPERATIONS	(1,066)	(7,111)	(7,676)

PROVISION FOR INCOME TAXES	-	-	-

NET LOSS	$ (1,066)	$ (7,111)	$ (7,676)

NET LOSS PER SHARE: BASIC AND DILUTED	$ (0.00)	$ (0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	5,000,000	5,000,000

See accompanying notes to condensed financial statements.

US PARTS ONLINE INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the six months ended May 31, 2012	Cumulative from Inception (October 17, 2011) through May 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$ (7,111)	$ (7,676)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Changes in assets and liabilities:
Expenses paid on behalf of the Company by a related party	-	-
CASH FLOWS USED IN OPERATING ACTIVITIES	(7,111)	(7,676)

CASH FLOWS FROM INVESTING ACTIVITIES
Deposit made for the purchase of fixed assets	(3,000)	(3,000)
CASH FLOWS USED IN INVESTING ACTIVITIES	(3,000)	(3,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	-	5,000
Director Loan	5,500	6,150
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	5,500	11,150

NET INCREASE (DECREASE) IN CASH	(4,611)	474
Cash, beginning of period	5,085	-
Cash, end of period	$ 474	$ 474

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ -	$ -
Income taxes paid	$ -	$ -

See accompanying notes to condensed financial statements.

US PARTS ONLINE INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

MAY 31, 2012 (UNAUDITED)

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

US Parts Online Inc. (the "Company") was incorporated under the laws of the State of Nevada on October 17, 2011.  We are a development stage company, formed to resell used and brand new auto parts.  We plan on reselling auto parts from USA based vendors to European market via an internet shop.

NOTE 2 – CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at May 31, 2012 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s November 30, 2011 audited financial statements.  The results of operations for the periods ended May 31, 2012 and 2011 are not necessarily indicative of the operating results for the full years.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company had no revenues as of May 31, 2012.  The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

US PARTS ONLINE INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

MAY 31, 2012 (UNAUDITED)

NOTE 4 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915. This standard requires companies to report their operations, shareholders equity and cash flows from inception through the reporting date. The Company will continue to be reported as a development stage entity until, among other factors, revenues are generated from management’s intended operations. Management has provided financial data since inception (October 17, 2011).

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a November 30 fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of six months or less to be cash equivalents. The Company had $5,085 of cash and cash equivalents as of November 30, 2011 and $474 of cash and cash equivalents as of May 31, 2012.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and

US PARTS ONLINE INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

MAY 31, 2012 (UNAUDITED)

NOTE 4 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (Continued)

liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.  No revenues have been recognized by the Company since inception.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of May 31, 2012.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

NOTE 5 – LOAN FROM SHAREHOLDER

On January 17, 2012 a director loaned $5,500 to the Company to pay professional fees. The balance due to the shareholder was $6,150 as of May 31, 2012.  The loan is unsecured, non-interest bearing and due on demand.

US PARTS ONLINE INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

MAY 31, 2012 (UNAUDITED)

NOTE 6 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

As of November 30, 2011 and May 31, 2012 there were 5,000,000 shares of common stock issued and outstanding.

NOTE 7 – SUBSEQUENT EVENTS

In accordance with ASC 855 the Company has analyzed its operations as of the date of this report, and has determined that it does not have any material subsequent events to disclose in these financial statements.

[Back Page of Prospectus]

PROSPECTUS

UP TO A MAXIMUM OF 8,000,000 SHARES OF COMMON STOCK

AT $0.01 PER COMMON SHARE

US Parts Online Inc.

August 15, 2012

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS.  WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Dealer Prospectus Delivery Obligation

Until ________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$ 9.29
Printing Expenses	$ 90.71
Accounting Fees and Expenses	$ 600.00
Auditor Fees and Expenses	$4,500.00
Legal Fees and Expenses	$3,500.00	(1)
Transfer Agent Fees	$1,300.00
TOTAL	$10,000.00

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

US Parts Online Inc. bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling US Parts Online Inc, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On November 25, 2011, US Parts Online Inc. offered and sold 5,000,000 common shares to our sole officer and director, Dmitrijs Podlubijs, for a purchase price of $0.001 per share, for aggregate offering proceeds of $5,000.  US Parts Online Inc. made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended, on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about US Parts Online Inc. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion re: Legality and Consent of Counsel
10.1	Agreement dated May 30, 2011, by and between the US Parts Online Inc. and LT United
23.1	Consent of Legal Counsel (contained in exhibit 5.1) (2)
23.2	Consent of Sadler, Gibb & Associates.
99.1	Written description of verbal agreement with Infinity Shipping Inc.
99.2	Car salvage invoice from vendor
99.3	Subscription Agreement

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

   (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

        ii. Reflect in the prospectus any facts or events arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC in accordance with Rule 424(b) of this chapter, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        iii. Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchase, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchase and will be considered to offer or sell such securities to such purchaser:

           i. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

          ii.  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used  or referred to by the undersigned registrant;

         iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

         iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  i.  If the registrant is relying on Rule 430B (230.430B of this chapter):

   A.  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

   B.  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 6185(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

  ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Henderson, Nevada on August 15, 2012.

US AUTO PARTS ONLINE INC.

By:  /s/Dmitrijs Podlubijs

Dmitrijs Podlubijs

President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/Dmitrijs Podlubijs
Dmitrijs Podlubijs	Chief Executive Officer, Chief Financial Officer, Controller and Director	August 15, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion re: Legality and Consent of Counsel
10.1	Agreement dated January 12, 2012, by and between the US Parts Online Inc. and LT United
23.1	Consent of Legal Counsel (contained in exhibit 5.1)
23.2	Consent of Sadler, Gibb & Associates
99.1	Written description of verbal agreement with Infinity Shipping Inc.
99.2	Car salvage invoice from vendor
99.3	Subscription Agreement